Exhibit 10.11

313 Acquisition LLC Unit Plan

SECTION 1. Purpose. The purpose of this 313 Acquisition LLC Unit Plan (the “Plan”) is to promote the interests of 313 Acquisition LLC, a Delaware limited liability company (the “Company”) and its Subsidiaries, and their respective Affiliates, by (i) attracting and retaining exceptional officers and other employees, non-employee directors and consultants of the Company and its Subsidiaries and (ii) enabling such individuals to acquire an equity interest in and participate in the long-term growth and financial success of the Company.

SECTION 2. Definitions. Capitalized terms used in this Plan but not expressly defined in this Plan shall have the respective meanings ascribed such terms in the LLC Agreement (as defined below). As used in this Plan, the following terms shall have the meanings set forth below:

“Award” shall mean the grant of the right to purchase and/or acquire Class A Units and/or Class B Units.

“Company” has the meaning specified in the Section 1 hereof.

“Effective Date” shall mean November 16, 2012, which is the date on which this Plan was initially adopted by the Board.

“LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 16, 2012, as may be amended, modified or supplemented from time to time.

“Participant” shall mean any officer or other employee, non-employee director or consultant of the Company or its Subsidiaries eligible for an Award under Section 5 and selected by the Board to receive an Award under this Plan.

“Plan” has the meaning specified in the Section 1 hereof.

“Securityholders Agreement” means the Securityholders Agreement, dated as of November 16, 2012, by and among the Company and each of the Members party thereto, as it may be amended or supplemented from time to time.

“Subscription Agreement” shall mean any written agreement, contract, or other instrument or document (which may include provisions of an employment agreement to which the Company is a party) evidencing any Award granted hereunder.

SECTION 3. Units Subject to this Plan. The total number of Units that may be issued pursuant to Awards under this Plan is 374,062,836 allocated among the classes of Units as follows:

(a) 300,000,000 purchased or granted Class A Units; and

(b) 74,062,836 purchased or granted Class B Units.

Units which are subject to Awards which terminate or lapse without any payment in respect thereof may be granted again under this Plan.

SECTION 4. Administration.

(a) This Plan shall be administered by the Board. Subject to the terms of this Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by this Plan, the Board shall have full power and authority to: (i) designate Participants; (ii) determine the number and/or class of Units to be covered by an Award; (iii) determine the terms and conditions of any Award; (iv) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, forfeited, or suspended; (v) interpret, administer, reconcile any inconsistency, correct any default and/or supply any omission in this Plan and any instrument or agreement relating to an Award made under this Plan; (vi) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; and (vii) make any other determination and take any other action that the Board deems necessary or desirable for the administration of this Plan.

(b) All designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, and any member of the Company.

SECTION 5. Eligibility. Any officer or other employee, non-employee director or consultant to the Company or any of its Subsidiaries (including any prospective officer, employee, non-employee director or consultant) shall be eligible to be designated a Participant.

SECTION 6. Awards.

(a) Grant. Subject to the provisions of this Plan, the Board shall have sole and complete authority to determine the Participants to whom Awards shall be granted, the purchase price, if any, of an Award, the number and class or classes of Units to be covered by each Award and the conditions and restrictions applicable to the Award.

(b) Subject to LLC Agreement/Securityholders Agreement. As a condition to the grant of an Award, the Participant will be required to become a party to a Subscription Agreement, the LLC Agreement, and the Securityholders’ Agreement. All Awards granted hereunder and Units acquired will be held subject to the terms and conditions of the LLC Agreement, the Securityholders Agreement, and the applicable Subscription Agreement.

(c) Adjustments. Notwithstanding any other provisions in the LLC Agreement to the contrary, in the event of any change in the outstanding Units after the Effective Date by reason of any equity dividend or split, reverse equity split, reorganization, recapitalization, reclassification, merger, consolidation, spin-off, combination, or transaction or exchange of Units or other corporate exchange, or any distribution to Members of equity or cash (other than regular cash distributions) or any transaction similar to the foregoing (regardless of whether outstanding Units are changed), the Board in its sole discretion and without liability to any Person shall make such substitution or adjustment or proportionate adjustment, if any, as it deems to be equitable, as to (i) the vesting terms under any Subscription Agreement, (ii) the distribution priorities contained in the LLC Agreement and/or (iii) any other affected terms of any Award.

SECTION 7. Amendment and Termination.

(a) Amendments to this Plan. The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided that any such amendment, alteration, suspension, discontinuance, or termination that would be reasonably expected to have a material adverse effect on the rights of any Participant or other holder of an Award theretofore granted shall not be effective without the consent of the affected Participant.

(b) Amendments to Awards. The Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination not expressly contemplated by this Plan that would be reasonably expected to have a material adverse effect on the rights of any outstanding Award shall not be effective without the consent of the affected Participant.

SECTION 8. General Provisions.

(a) No Rights to Awards. No person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or beneficiaries of Awards. The terms and conditions of Awards and the Board’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(b) Certificates. All certificates, if any, evidencing Units or other securities of the Company or any Subsidiary delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under this Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such securities are then listed, and any applicable Federal or state laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) Withholding. A Participant may be required to pay to the Company or any Subsidiary and the Company or any Subsidiary shall have the right and is hereby authorized to withhold from any payment due or transfer made under any Award or under this Plan or from any compensation or other amount owing to a Participant the amount (in cash, securities, or other property) of any applicable withholding taxes in respect of an Award or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship with, the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or in any Subscription Agreement.

(e) Governing Law. The validity, construction, and effect of this Plan shall be determined in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

(f) Severability. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

SECTION 9. Term of this Plan.

(a) Effective Date. This Plan shall be effective as of the Effective Date.

(b) Expiration Date. No Award shall be granted under this Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in this Plan or in an applicable Subscription Agreement, any Award granted hereunder may, and the authority of the Board to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after such date.

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